UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 27, 2024
Date of Report (Date of earliest event reported)

Sinclair, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-271072	92-1076143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sinclair Broadcast Group, LLC
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Sinclair, Inc.

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Sinclair Broadcast Group, LLC

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  Sinclair, Inc. ☐ Sinclair Broadcast Group, LLC ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2024, Sinclair, Inc. and Sinclair Broadcast Group, LLC (together, the “Company”), entered into an employment agreement with David B. Gibber, effective as of January 1, 2024 (the “Agreement”).

Under the terms of the Agreement, Mr. Gibber was promoted to Executive Vice President and Chief Legal Officer effective as of the date of the Agreement. Under the Agreement, he is entitled to an annual base salary of $950,000 retroactive to January 1, 2024 for calendar year 2024 and $980,000 for each of calendar years 2025 and 2026. Mr. Gibber is also entitled to receive (i) an annual cash bonus of at least $350,000 for calendar year 2024, (ii) quarterly performance bonuses of $50,000 per quarter for calendar year 2024, and (iii) an annual performance bonus of $575,000 for calendar year 2025 and $675,000 for calendar year 2026, in each case subject to achievement of criteria determined by the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of the Company. Mr. Gibber is also eligible to receive a distribution performance bonus of $250,000 for each of calendar years 2025 and 2026 based on achievement of criteria set forth in the Agreement. Mr. Gibber will also receive the following equity grants: (a) an initial grant of the Company’s Class A common stock (“Restricted Stock”) with a grant date value of $1,000,000, which shall vest entirely on January 1, 2028; (b) annual Restricted Stock grants with a grant date value of $600,000 for calendar year 2024, $700,000 for calendar year 2025, and $800,000 for calendar year 2026; and (c) for the calendar year 2024, an annual grant of stock-settled stock appreciation rights (“SARs”) with a grant date value of $350,000, and if the Company grants other similarly situated executive employees SARs relating to calendar year 2025 or 2026, Mr. Gibber shall also be granted SARs with the grant date value of $350,000 for such calendar year. Mr. Gibber is also eligible for discretionary bonuses in the form of cash or equity as determined by the Compensation Committee of the Board in its sole and absolute discretion for acquisitions made by Sinclair Ventures, LLC. All such equity awards will be issued pursuant to the terms of the Company’s 2022 Stock Incentive Plan. Any increases to Mr. Gibber’s base salary, cash bonus or equity incentive opportunities for future calendar years shall be determined by the Compensation Committee.

If Mr. Gibber has been continually employed through June 1, 2029, the Company will pay a one-time cash bonus of $2,500,000 (the "One-Time Bonus") to Mr. Gibber on January 31, 2032, or within thirty days following his termination date in the case of his termination of employment after June 1, 2029 either due to death or disability or for any reason either within twelve (12) months prior to or following a Change in Control (as defined in the Agreement). In the event of certain corporate transactions happening prior to June 1, 2029, and provided that Mr. Gibber is continuously employed through the consummation of such transaction, he will receive the One-Time Bonus at such time (and not at a later date).

Mr. Gibber is also entitled to the following severance benefits, in addition to any earned but unpaid normal compensation and benefits as of the termination date: (i) in the case of his death or termination due to disability, prorated bonus amounts and a payout of unused vacation; and (ii) in the case of his termination without Cause or his resignation for Good Reason (each as defined in the Agreement), or a termination for any reason either within twelve (12) months prior to or following a Change in Control, (a) a lump-sum cash payment in an amount equal to twelve (12) months’ worth of Mr. Gibber’s then current total compensation (comprised of his then-current base salary and the average of cash bonuses paid over the previous two years) subject to execution of a release of claims, (b) the amount of the One-Time Bonus, if the One-Time Bonus was not previously earned and paid by the Company or the Employee was employed on June 1, 2029, and (c) a payout of unused vacation. The Agreement also contains non-competition and confidentiality restrictions on Mr. Gibber.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which shall be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR, INC.
SINCLAIR BROADCAST GROUP, LLC

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: March 29, 2024